UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2021

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 29, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Tabula Rasa HealthCare, Inc. (the “Company”) approved certain amendments to outstanding Restricted Stock Grant Agreements with each of Dr. Calvin H. Knowlton, Chief Executive Officer of the Company, and Dr. Orsula V. Knowlton, President and Chief Marketing and New Business Development Officer of the Company, to extend the vesting terms of the respective awards granted thereunder, as follows:

•	The Committee approved amendments to the January 28, 2021 Restricted Stock Grant Agreements between each of Dr. C. Knowlton and Dr. O. Knowlton and the Company, pursuant to which each of Dr. C. Knowlton and Dr. O. Knowlton previously received a restricted stock award of 75,000 and 46,875 shares of the Company’s common stock, respectively, which were scheduled to vest in four equal annual installments on January 12, 2022, January 12, 2023, January 12, 2024, and January 12, 2025. The amendments provide that the annual installments of shares of restricted stock scheduled to vest on January 12, 2022 (18,750 and 11,718 shares, respectively) will now vest on January 12, 2023. No other terms or conditions of the January 28, 2021 Restricted Stock Grant Agreements were amended or changed.

•	The Committee approved amendments to the February 24, 2020 Restricted Stock Grant Agreements between each of Dr. C. Knowlton and Dr. O. Knowlton and the Company, pursuant to which each of Dr. C. Knowlton and Dr. O. Knowlton previously received a restricted stock award of 58,737 and 36,710 shares of the Company’s common stock, respectively, which were scheduled to vest in four equal annual installments on January 11, 2021, January 11, 2022, January 11, 2023, and January 11, 2024. The amendments provide that the annual installments of shares of restricted stock scheduled to vest on January 11, 2022 (14,684 and 9,178 shares, respectively) will now vest on January 11, 2023. No other terms or conditions of the February 24, 2020 Restricted Stock Grant Agreements were amended or changed.

•	The Committee approved amendments to the February 14, 2019 Restricted Stock Grant Agreements between each of Dr. C. Knowlton and Dr. O. Knowlton and the Company, pursuant to which each of Dr. C. Knowlton and Dr. O. Knowlton previously received a restricted stock award of 73,000 and 55,000 shares of the Company’s common stock, respectively, which were scheduled to vest in four equal annual installments on January 1, 2020, January 1, 2021, January 1, 2022, and January 1, 2023. The amendments provide that the annual installments of shares of restricted stock scheduled to vest on January 1, 2022 (18,250 and 13,750 shares, respectively) will now vest on January 1, 2023. No other terms or conditions of the February 14, 2019 Restricted Stock Grant Agreements were amended or changed.

•	The Committee approved amendments to the January 2, 2018 Restricted Stock Grant Agreements between each of Dr. C. Knowlton and Dr. O. Knowlton and the Company, pursuant to which each of Dr. C. Knowlton and Dr. O. Knowlton previously received a restricted stock award of 77,000 and 64,000 shares of the Company’s common stock, respectively, which were scheduled to vest in four equal annual installments on January 2, 2019, January 2, 2020, January 2, 2021, and January 2, 2022. The amendments provide that the annual installments of shares of restricted stock scheduled to vest on January 2, 2022 (19,250 and 16,000 shares, respectively) will now vest on January 2, 2023. No other terms or conditions of the January 2, 2018 Restricted Stock Grant Agreements were amended or changed.

•	The Committee approved amendments to the September 28, 2016 Restricted Stock Grant Agreements (as previously amended on June 12, 2017, May 30, 2018, May 2, 2019, and February 24, 2020) between each of Dr. C. Knowlton and Dr. O. Knowlton and the Company, pursuant to which each of Dr. C. Knowlton and Dr. O. Knowlton received a restricted stock award of 337,307 and 267,268 shares of the Company’s common stock, respectively. Of these, 168,654 and 133,634 shares, respectively, were scheduled to vest on December 1, 2021. The amendments provide that all such shares of unvested restricted stock granted pursuant to these agreements will now vest on December 1, 2022. No other terms or conditions of the September 28, 2016 Restricted Stock Grant Agreements were amended or changed.

Each of the prior grants was made pursuant to a form grant agreement previously approved by the Committee. The foregoing descriptions of the terms and conditions of the amendments to the Restricted Stock Awards referenced above are qualified by reference to the full text of such amendments, which the Company expects to file as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Brian W. Adams
Brian W. Adams
Co-President and Chief Financial Officer

Dated: November 30, 2021